UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

Check the appropriate box:
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

ANAVEX LIFE SCIENCES CORP.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if
other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ANAVEX LIFE SCIENCES CORP.
630 Fifth Avenue, 20th Floor, New York, NY 10111

Dear Stockholder:

You are invited to attend the 2023 Annual Meeting of Stockholders of Anavex Life Sciences Corp. which will be held at the offices of K&L Gates LLP, 599 Lexington Avenue, New York, NY 10022 on Tuesday, May 23, 2023, 10:00 a.m., Eastern Standard Time.

Details regarding the meeting and the business to be conducted are described in the accompanying proxy statement. The proxy statement contains information on matters to be voted upon at the 2023 Annual Meeting of Stockholders or any adjournments or postponements of that meeting. In addition to considering the matters described in the proxy statement, we will report on matters of interest to our stockholders.

We are pleased to inform you that instead of a paper copy of our proxy materials, most of our stockholders will be mailed a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”). The Notice of Internet Availability contains instructions on how to access proxy materials and how to submit your proxy over the Internet. The Notice of Internet Availability also contains instructions on how to request a paper copy of our proxy materials, if desired. All stockholders who do not receive a Notice of Internet Availability will be mailed a paper copy of the proxy materials. Furnishing proxy materials over the internet allows us to provide our stockholders with the information they need in a timely manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

Whether or not you plan to attend the meeting, we encourage you to vote as soon as possible to ensure that your shares are represented at the meeting. The proxy statement explains more about proxy voting, so please read it carefully. Please complete, date, sign and return the accompanying proxy in the enclosed envelope, or vote online or by telephone using the instructions included on the proxy card, to ensure the presence of a quorum at the meeting. Even if you have voted by proxy, and you attend the meeting, you may, if you prefer, revoke your proxy and vote your shares in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you will not be permitted to vote in person at the meeting unless you first obtain a legal proxy issued in your name from the record holder.

On or about April 9, 2023, we expect to mail to our stockholders the Notice of Internet Availability that contains notice of the Meeting and instructions on how to access our proxy materials on the internet, how to vote at the Meeting and how to request printed copies of the proxy materials. The Proxy Statement and 2022 Annual Report will be available at http://www.viewproxy.com/Anavex/2023.

We look forward to your continued support.

Sincerely,
/s/ Christopher Missling, PhD.
Christopher Missling, PhD.
Chief Executive Officer
April 4, 2023

PROXY STATEMENT FOR THE
2023 MEETING OF STOCKHOLDERS
______________________

Anavex Life Sciences Corp. (“we,” “us,” “our,” “Anavex,” or the “Company”) is providing these proxy materials in connection with the 2023 Annual Meeting of Stockholders of Anavex Life Sciences Corp. (the “2023 Meeting”). This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the 2023 Meeting.

QUESTIONS AND ANSWERS ABOUT THE 2023 MEETING

Q:	When and where is the 2023 Meeting?

A:	The 2023 Meeting is being held Tuesday, May 23, 2023, 10:00 a.m., Eastern Time (ET). The 2023 Meeting will be held at the offices of K&L Gates LLP, 599 Lexington Avenue, New York, NY 10022.

Q:	Who is entitled to vote at the 2023 Meeting?

A:	Holders of Anavex Life Sciences Corp. common stock, par value $0.001 per share (“Common Stock”), at the close of business on March 27, 2023, the record date for the 2023 Meeting (the “Record Date”) established by our board of directors (the “Board”), are entitled to receive notice of the 2023 Meeting (the “Meeting Notice”), and to vote their shares at the 2023 Meeting and any related adjournments or postponements. The Meeting Notice, proxy statement and form of proxy are first expected to be made available to stockholders on or about April 9, 2023.

As of the close of business on the Record Date, there were79,607,792 shares of our Common Stock outstanding and entitled to vote. Holders of our Common Stock are entitled to one vote per share at the 2023 Meeting. Holders of the Common Stock are collectively referred to herein as the Company’s “stockholders.” At the 2023 Meeting, there are a total of 79,607,792 possible votes with respect to the outstanding shares of capital stock entitled to vote at the 2023 Meeting.

Q:	Who can attend the 2023 Meeting?

A:	Admission to the 2023 Meeting is limited to:
● stockholders as of the close of business on the Record Date, March 27, 2023;

● holders of valid proxies for the 2023 Meeting; and

● our invited guests.
Each stockholder may be asked to present valid picture identification such as a driver’s license or passport and proof of stock ownership as of the Record Date.

If you hold shares of Common Stock in an account at a broker, bank, trust or other nominee as of the close of business on the Record Date for the 2023 Meeting you are a beneficial owner, rather than a stockholder of record. If you wish to vote in person at the 2023 Meeting but you are not the record holder, you must obtain from your record holder a “legal proxy” issued in your name and bring it to the 2023 Meeting.

Q:	Can I vote my shares by filling out and returning the Meeting Notice?

A:	No. The Meeting Notice identifies the items to be voted on at the 2023 Meeting, but you cannot vote by marking the Meeting Notice and returning it.

Q:	What is the difference between a stockholder of record and a stockholder who holds stock in street name?

A:	If your shares are registered in your name as evidenced and recorded in the stock ledger maintained by the Company and our transfer agent, you are a stockholder of record. If your shares are held in the name of your broker, bank or other nominee, these shares are held in street name.

If you are a stockholder of record and you have requested printed proxy materials, we have enclosed a proxy card at the end of this proxy statement for you to use. If you hold your shares in street name through one or more banks, brokers or other nominees, you will receive the Meeting Notice, together with voting instructions, from the third party or parties through which you hold your shares. If you requested printed proxy materials, your broker, bank or other nominee has enclosed a voting instruction card for you to use in directing the broker, bank or other nominee regarding how to vote your shares.

Q:	What are the quorum requirements for the 2023 Meeting?

A:	The presence in person or by proxy of at least one third (33.3%) of the issued and outstanding shares entitled to vote at the 2023 Meeting constitutes a quorum. Your shares will be counted as present at the 2023 Meeting for purposes of determining whether there is a quorum if a proxy card has been properly submitted by you or on your behalf, or you vote in person at the 2023 Meeting. Abstaining votes and broker non-votes are counted for purposes of establishing a quorum.

Q:	What matters will the stockholders vote on at the 2023 Meeting?

The stockholders will vote on the following proposals:

	●	Proposal 1. Election of Directors. To elect six (6) members of our Board, each to hold office until the next annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified.
	●	Proposal 2. Ratification of Independent Registered Public Accounting Firm. To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm.

Q:	What vote is required to approve these proposals?

A:	Provided a quorum is present, the following are the voting requirements for each proposal:

	●	Proposal 1. Election of Directors. Each of the six (6) nominees who receive the vote of the holders of a majority of the Common Stock having voting power present in person or represented by proxy at the 2023 Meeting shall be elected.
	●	Proposal 2. Ratification of Independent Registered Public Accounting Firm. The Company’s independent registered public accounting firm, Grant Thornton LLP, will be ratified upon the vote of the holders of a majority of the Common Stock having voting power present in person or represented by proxy at the 2023 Meeting.

Q:	What are the Board’s voting recommendations?

A:	Our Board recommends that you vote your shares:

	●	“FOR” the six (6) directors nominated by our Board as directors, each to serve until the next annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified;
	●	“FOR” the ratification of Grant Thornton LLP as the Company’s independent registered public accounting firm; and

Q:	How do I vote?

A:	You may vote by any of the following methods:

●	In Person. Stockholders of record and beneficial stockholders with shares held in street name may vote in person at the 2023 Meeting. If you hold shares in street name, you must obtain a proxy from the stockholder of record authorizing you to vote your shares and bring it to the meeting along with proof of beneficial ownership of your shares. A photo I.D. is required to vote in person.
●	By mail. If you elected to receive printed proxy materials by mail, you may vote by signing and returning the proxy card provided. Please allow sufficient time for mailing if you decide to vote by mail.
●	By internet or telephone. You may also vote over the internet at www.AALVote.com/AVXL or vote by telephone at 866.804.9616. Please see your proxy card for voting instructions.

If you need assistance voting, please reach out to our Investor Relations department at 844.689.3939.

Q:	How can I change or revoke my vote?

A:	You may change your vote as follows:

●	Stockholders of record. You may change or revoke your vote by submitting a written notice of revocation to Anavex Life Sciences Corp., 630 Fifth Avenue, 20th Floor, New York, NY 10111, Attention: Christopher Missling, PhD., Chief Executive Officer, or by submitting another proxy card before the conclusion of the 2023 Meeting. For all methods of voting, the last vote cast will supersede all previous votes.
●	Beneficial owners of shares held in “street name.” You may change or revoke your voting instructions by following the specific directions provided to you by your bank, broker or other nominee.

Q:	What if I do not specify a choice for a matter when returning a proxy?

A:	Your proxy will be treated as follows:

Stockholders of record. If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion for any other matters properly presented for a vote at the meeting.

Beneficial owners of shares held in street name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is referred to as a “broker non-vote.”

Q:	Which ballot measures are considered “routine” or “non-routine”?

A:	The ratification of Grant Thornton LLP as the Company’s independent registered public accounting firm (“Proposal 2”) is considered to be a routine matter under applicable rules. The election of directors (“Proposal 1”) is considered a non-routine matter. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal 1.

Q:	How are abstentions and broker non-votes treated?

A:	Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present at the Annual Meeting.

Abstentions and broker non-votes will have no effect on the outcome of Proposals 1 and 2.

Q:	Could other matters be decided at the 2023 Meeting?

A:	As of the date of the filing of this proxy statement, we were not aware of any other matters to be raised at the 2023 Meeting other than those referred to in this proxy statement.

If other matters are properly presented at the 2023 Meeting for consideration, the proxy holders for the 2023 Meeting will have the discretion to vote on those matters for stockholders who have submitted a proxy card.

Q:	How are proxies solicited and what is the cost?

A:	We are making, and we will bear all expenses incurred in connection with the solicitation of proxies. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from stockholders by telephone, letter, facsimile or in person. Following the original mailing of the Meeting Notice, we will request brokers, custodians, nominees and other record holders to forward their own notice and, upon request, to forward copies of the proxy statement and related soliciting materials to persons for whom they hold shares of our capital stock and to request authority for the exercise of proxies. In such cases, upon the request of the record holders, we will reimburse such holders for their reasonable expenses.

Q:	What should I do if I have questions regarding the 2023 Meeting?

A:	If you have any questions about the 2023 Meeting or would like additional copies of any of the documents referred to in this proxy statement, you should contact our Investor Relations department at 844.689.3939.

Q:	How can I find out the results of the voting at the 2023 Meeting?

Preliminary voting results will be announced at the 2023 Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the 2023 Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the 2023 Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Q:	How are votes counted?

A:	Votes will be counted by the inspector of election for the meeting, who will separately count votes “For”, “Against”, abstentions, and, if applicable, broker non-votes applicable for each proposal.

PROPOSAL 1 – ELECTION OF DIRECTORS

General

At the 2023 Meeting, a board of six directors will be elected, each to hold office until the succeeding annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified (or, if earlier, such director’s removal or resignation from our Board). All of the director nominees are incumbent directors. Information concerning all director nominees appears below. Management does not anticipate that any of the persons named below will be unable or unwilling to stand for election.

Information Concerning Director Nominees

Background information about the Board’s nominees for election, as well as information regarding additional experience, qualifications, attributes or skills that led the Board to conclude that the nominee should serve on the Board, is set forth below:

Christopher Missling, PhD. Christopher Missling, age 57, has over twenty years of healthcare industry experience in big pharmaceutical, biotech industry and investment banking. Most recently, from March 2007 until his appointment by our Company, Dr. Missling served as the head of healthcare investment banking at Brimberg & Co. in New York, New York. Also, Dr. Missling served as the Chief Financial Officer of Curis, Inc. (NASDAQ:CRIS) and ImmunoGen, Inc. (NASDAQ:IMGN). Dr. Missling earned his MS and PhD from the University of Munich and an MBA from Northwestern University Kellogg School of Management and WHU Otto Beisheim School of Management.

Jiong Ma, PhD. Jiong Ma, age 59, is a senior board executive with over 25 years of experience in investing, building, scaling of companies with focus on innovative product launches in digital health, technology and the new energy transition. Dr. Jiong Ma currently serves on the board of SES AI Corporation (NYSE: SES), and LinkinVax, a biotech company, spin-off from the Vaccine Research Institute in France. Dr. Ma served as Senior Partner and member of the investment committee at Braemar Energy Ventures (“Braemar”). While at Braemar, Dr. Ma has led investments in more than 15 companies involved in either resource efficiency, e-mobility, industrial digitalization, renewable energy, or deep tech, and have achieved multiple successful exists through M&A and IPO. Dr. Ma has significant knowledge and expertise in the technology industry, including information security. Prior to Braemar Energy Ventures, she was with the Venture Capital Group at 3i Group, a global private equity firm, where she led investments across multiple stages in Digital Health, TMT and Cleantech. Preceding the Venture Capital Group at 3i, Dr. Ma held several senior positions at Lucent Technologies and Bell Labs. Her responsibilities included lead roles in product portfolio strategy, new product launches for Optical and Data Networking, and research and product development. Dr. Ma was also a founding team member of Onetta Inc., a fiber networks company. She has a PhD in Electrical and Computer Engineering from the University Colorado at Boulder and an MS in Electrical Engineering from Worcester Polytechnic Institute. Dr. Ma is a Kauffman Fellow.

Claus van der Velden, PhD. Claus van der Velden, PhD, age 50, brings significant expertise in management, accounting, internal controls, information security and risk management. Since May 2021, he has served as Managing Director (Chief Financial Officer) of NetCologne GmbH, a regional telecommunication provider in Germany. From July 2011 to May 2021, he served as corporate head of Management Accounting, Internal Audit and Risk Management at Stroeer SE & Co KGaA, a publicly listed German digital media company. As head of internal audit at Stroeer SE & Co KGaA, Dr. van der Velden has experience in the area of information security risk assessment, and the internal control tools, processes, and policies needed to counter information security threats. Previously, Dr. van der Velden served as the Director of Corporate Business Controlling for the Nutrition & Health business unit at Cognis, a worldwide supplier of global nutritional ingredients and specialty chemicals. In this position, he was also a compliance representative and a member of the global leadership team. After the acquisition of Cognis by BASF, he was responsible for the management accounting processes of the BASF Nutrition& Health division, developing and producing mostly natural-source ingredients for the food and healthcare industries. Dr. van der Velden started his career as a strategy consultant at an international marketing and strategy consultancy firm. He studied in Kiel and Stockholm and received a degree in economics from the University of Kiel and later obtained his doctorate in business management from the WHU-Otto Beisheim School of Management where he also previously taught economics.

Athanasios Skarpelos. Athanasios (Tom) Skarpelos, age 56, is a self-employed investor with over 20 years of experience working with private and public companies with a focus on biotechnology companies involved in drug discovery and drug development projects. His experience has led to relationships with researchers at academic institutes in Europe and North America. Mr. Skarpelos is a founder of Anavex.

Steffen Thomas, PhD. Steffen Thomas, age 57, has over 15 years of experience as a European patent attorney and is currently practicing at Epping Hermann Fischer, a major intellectual property law firm in Europe. Previously, he worked for Japan-based Takeda Pharmaceutical Company, the largest pharmaceutical company in Asia and a top firm worldwide, as an in-house patent attorney. Prior to that, he worked for Nycomed Pharma, acquired by Takeda in 2011 for approximately USD $10 billion. Dr. Thomas’ legal practice covers drafting of patent applications, prosecuting patent applications before national and international patent offices, defending and challenging patents in opposition, appeal, and nullity proceedings, enforcing patents before the infringement courts, and preparing opinions on patentability and infringement in the technical field of chemistry. Dr. Thomas has particular expertise in small molecule pharmaceuticals. He holds MS and PhD degrees in Chemistry from the University of Munich.

Peter Donhauser, D.O., Peter Donhauser, age 57, had more than 20 years of expertise in clinical research prior to practicing osteopathic medicine with an integrated medical approach in private practice beginning in 2000. He worked at the University Hospital of Munich in the fields of geriatrics and neuromusculoskeletal diseases. During this time, he was a clinical trial investigator in multiple Phase 3 studies, including studies sponsored by Merck Sharp & Dohme, Merck, Boehringer Mannheim, Roche, Servier and Sanofi. He received his human medicine degree at the University of Munich and Doctor of Osteopathic Medicine (D.O.) from the German-American Academy for Osteopathy, or DAAO, a member of the European Register for Osteopathic Physicians, or EROP, at the Philadelphia College of Osteopathic Medicine.

Corporate Governance

General

This section describes key corporate governance practices that we have adopted. We have adopted a code of ethics, which applies to all our officers, directors and employees, and corporate governance guidelines and charters for our audit committee, compensation committee and our nominating and corporate governance committees. Copies of our code of ethics and corporate governance charters are posted on the Investors section of our website, www.anavex.com/corporate governance, which you can access free of charge. Information contained on the website is not incorporated by reference in, or considered part of, this proxy statement. We intend to disclose on our website any amendments to, or waivers from, our code of business conduct and ethics that are required to be disclosed by law or by Nasdaq listing standards.

Director Independence.

Under the NASDAQ Stock Market Rules, the Board has a responsibility to make an affirmative determination that those members of its Board that serve as independent directors do not have any relationships with the Company and its businesses that would impair their independence. The Board has determined that that Christopher Missling, PhD is not independent as that term is defined by NASDAQ 5605(a)(2) because Dr. Missling serves as our President, Chief Executive Officer, and Secretary.

The Board has determined that Claus van der Velden, Athanasios Skarpelos, Steffen Thomas, Peter Donhauser and Jiong Ma are independent as that term is defined by NASDAQ 5605(a)(2) and the applicable rules of the Commission.

 Director Nominations. Our Board has a Nominating and Corporate Governance Committee that identifies individuals qualified to become Board members and recommends to the Board proposed nominees for Board membership.

Director candidates are considered based upon a variety of criteria, including demonstrated business and professional skills, experience relevant to our business and strategic direction, concern for long-term stockholder interests, personal integrity and sound business judgment. The Board seeks men and women from diverse professional backgrounds who combine a broad spectrum of relevant industry and strategic experience and expertise that, in concert, offer us and our stockholders diversity of opinion and insight in the areas most important to us and our corporate mission. Notwithstanding the same, we do not have a formal policy concerning the diversity of the Board. All director candidates must have time available to devote to the activities of the Board. We also consider the independence of director candidates, including the appearance of any conflict in serving as a director. A director who does not meet all of these criteria may still be considered for nomination to the Board, if our independent directors believe that the candidate will make an exceptional contribution to us and our stockholders.

Generally, when evaluating and recommending candidates for election to the Board, the Board will conduct candidate interviews, evaluate biographical information and background material and assess the skills and experience of candidates in the context of the then current needs of the Company. In identifying potential director candidates, the Board may also seek input from the executive officers and may also consider recommendations by employees, community leaders, business contacts, third-party search firms and any other sources deemed appropriate by such directors. The Board will also consider director candidates recommended by stockholders to stand for election at the annual meeting of stockholders so long as such recommendations are submitted in accordance with the procedures described below under “Stockholder Recommendations for Board Candidates.”

Board Leadership Structure. The Board of Directors is composed of a majority of independent directors and the Chief Executive Officer of the Company.

Our Board of Directors has appointed an independent Board Chair, Dr. Jiong Ma. As Board Chair, Dr. Ma has the authority, among other things, to call and preside over meetings of our Board, to set meeting agendas, and to determine materials to be distributed to the Board. The Company believes that separation of the positions of Board Chair and Chief Executive Officer reinforces the independence of our Board in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Board Chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of our Board to monitor whether management’s actions are in the best interests of the Company and its stockholders.

The Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee each have oversight over specific areas of responsibility, as discussed further below.

Board Role in Risk Oversight. The Board is responsible for oversight of the Company’s risk management process. The Board administers this oversight function directly through the Board as a whole, as well as through the committees of the board. Areas of focus include economic risk, operational risk, financial risk (accounting, investment or liquidity, and tax), competitive risk, legal and regulatory risk, cybersecurity risk and compliance and reputational risks. The Board is supported by regular reporting by management, which is designed to give the Board visibility over the Company’s operations and activities to adequately identify key risks and understand management’s risk mitigation strategies.

Board Diversity Matrix (as of March 27, 2023)

Total Number of Directors: 6

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	5
Part II: Demographic Background
African American or Black	-	-
Alaskan Native or Native American	-	-
Asian	1	-
Hispanic or Latinx	-	-
Native Hawaiian or Pacific Islander	-	-
White	-	5
LGBTQ+
Did Not Disclose Demographic Background	-

The Board and Board Committees

The Board. The Board met 6 times for meetings during fiscal 2022. Four of such meetings were regularly scheduled meetings and the other two special Board meetings were held as needed. During fiscal year 2022, each incumbent director attended 75% or more of the Board meetings for the periods during which each such director served. Directors are not required to attend annual meetings of our stockholders.

Audit Committee and Audit Committee Financial Experts

The members of the Audit Committee are Claus van der Velden (Committee Chair), Athanasios Skarpelos, Steffen Thomas and Jiong Ma. Our Board of Directors has determined that Claus van der Velden is an “audit committee financial expert” as defined by applicable SEC and Nasdaq rules.

The Audit Committee oversees and reports to our Board of Directors on various auditing and accounting-related matters, including, among other things, the maintenance of the integrity of our financial statements, reporting process and internal controls; the selection, evaluation, compensation and retention of our independent registered public accounting firm; legal and regulatory compliance, including our disclosure controls and procedures; and oversight over our risk management policies and procedures.

The Audit Committee operates under a charter that was adopted by our Board of Directors and which is available on our website at www.anavex.com/corporate-governance. The Audit Committee met five times during fiscal 2022.

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed and discussed the audited consolidated financial statements with management. The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission (the “SEC”). In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered accounting firm its independence from the Company and management. Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements for the Company for the fiscal year ended September 30, 2022 be included in the Annual Report on Form 10-K for the year ended September 30, 2022 filed with the SEC on November 28, 2022.

MEMBERS OF THE AUDIT COMMITTEE

Claus van der Velden (Committee Chair)

Athanasios Skarpelos

Steffen Thomas

Jiong Ma

Nominating and Corporate Governance Committee

The members of our Nominating and Corporate Governance Committee are Claus van der Velden (Committee Chair), Steffen Thomas and Peter Donhauser.

The Nominating and Corporate Governance Committee (the “NCG Committee”) is appointed by the board to oversee and evaluate the Board’s performance and the Company’s compliance with corporate governance regulations, guidelines and principles, to identify individuals qualified to become Board members, to recommend to the Board proposed nominees for board membership, and to recommend to the Board directors to serve on each standing committee. The NCG Committee seeks to assemble a Board that possesses the appropriate balance of professional and industry knowledge, financial expertise and management experience that is necessary to oversee the Company’s business. The NCG also recognizes the importance of diversity in board composition, including diversity of experience, gender and ethnicity and seeks to continually strive towards optimal diversity. The NCG Committee operates under a charter that was adopted by our Board of Directors.

The NCG Committee did not meet during fiscal 2022 but acted by written consent as required.

Compensation Committee

The members of our Compensation Committee are Claus van der Velden (Committee Chair), Steffen Thomas and Peter Donhauser.

The Compensation Committee assists our Board in discharging its responsibilities relating to compensation of our directors and executive officers. Its responsibilities include, among other things: reviewing, approving and recommending compensation programs and arrangements applicable to our officers; determining the objectives of our executive officer compensation programs; overseeing the evaluation of our senior executives; administering our incentive compensation plans and equity-based plans, including reviewing and granting equity awards to our executive officers; and reviewing and approving director compensation and benefits. The Compensation Committee can delegate to other members of our Board, or an officer or officers of the Company, the authority to review and grant stock-based compensation for employees who are not executive officers.

The Compensation Committee has the responsibilities and authority designated by Nasdaq rules. Specifically, the Compensation Committee has the sole discretion to select and receive advice from a compensation consultant, legal counsel or other adviser and is directly responsible for oversight of their work. The Compensation Committee must also determine reasonable compensation to be paid to such advisors by us.

The Compensation Committee operates under a charter that was adopted by our Board and which is available on our website at www.anavex.com/corporate-governance. The Compensation Committee met one time during fiscal 2022 and also acted by written consent as required.

Anti-Hedging Policy

We have adopted an insider trading policy that, among other things, expressly prohibits all of our employees, including our named executive officers, as well as our directors, and certain of their family members and related entities, from engaging in short sales of our securities, purchases or sales of puts, calls or other derivative securities based on our securities; and purchases of financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of our securities.

Stockholder Recommendations for Board Candidates

The Board will consider qualified candidates for directors recommended and submitted by stockholders. Submissions that meet the then current criteria for Board membership are forwarded to the Board for further review and consideration. The Board will consider a recommendation only if appropriate biographical information and background material are provided on a timely basis, accompanied by a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than five percent (5%) of our Common Stock for at least one (1) year as of the date that the recommendation is made. To submit a recommendation for a nomination, a stockholder may write to the Board, at our principal office, Attention: Christopher Missling, PhD., Chief Executive Officer.

The Board will evaluate any such candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members, assuming that appropriate biographical and background material is provided for candidates recommended by stockholders and the process for submitting the recommendation is followed.

Stockholder Communications with the Board

Stockholders may, at any time, communicate with any of our directors by mailing a written communication to Anavex Life Sciences Corp., 630 Fifth Avenue, 20th Floor, New York, NY 10111, Attention: Christopher Missling, PhD., Chief Executive Officer. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters must identify the author as a stockholder, provide evidence of the sender’s stock ownership and clearly state whether the intended recipients are all members of the Board or a particular director or directors. The Corporate Secretary will then forward such correspondence, without editing or alteration, to the Board or to the specified director(s) on or prior to the next scheduled meeting of the Board. The Board will determine the method by which such submissions will be reviewed and considered. The Board may also request the submitting stockholder to furnish additional information it may reasonably require or deem necessary to sufficiently review and consider the submission of such stockholder.

 Vote Required

The six (6) nominees receiving an affirmative vote of the holders of a majority of the Common Stock having voting power present in person or represented by proxy shall be elected. This Proposal 1 is a “non-discretionary” or “non-routine” item, meaning that brokerage firms cannot vote shares in their discretion on behalf of a client if the client has not given voting instructions. Accordingly, if you hold your shares in street name and fail to instruct your broker to vote your shares, your shares will not be counted as votes cast on this Proposal 1.

Board Recommendation

The Board unanimously recommends a vote “FOR” each nominee.

PROPOSAL 2 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors appointed Grant Thornton LLP on March 3, 2022 to serve as our independent registered public accounting firm for the fiscal year ending September 30, 2022. Our stockholders are being provided the opportunity to ratify the appointment for the fiscal year ending September 30, 2023. Representatives of Grant Thornton LLP are expected to be present at the 2023 Meeting.

Former Auditors

On March 1, 2022, the Audit Committee of the Board of Directors dismissed BDO USA LLP (“BDO”) as the Company’s independent registered public accounting firm.

The reports of BDO on the Company’s consolidated financial statements for each of the two most recently completed fiscal years did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended September 30, 2021 and 2020 and the subsequent interim period through March 1, 2022, there were no disagreements with BDO on any matters of accounting principles or practices, financial statement disclosures or auditing scope and procedures that, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the matter in their reports. There were no reportable events (as that term is described in Item 304(a)(1)(v) of Regulation S-K) during the two most recently completed fiscal years ended September 30, 2021 and 2020, or in the subsequent interim period through March 1, 2022.

The Company provided a copy of the foregoing disclosures to BDO and requested that BDO furnish it with a letter addressed to the Securities and Exchange Commission stating whether BDO agreed with the above statements. A copy of BDO’s letter was filed with the Commission on a Form 8-K on March 4, 2022.

During the two fiscal years preceding the fiscal year ending September 30, 2022 and in the subsequent interim period through March 3, 2022, the Company has not consulted with Grant Thornton LLP with respect to the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that would have been rendered on the Company’s consolidated financial statements, or any matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Audit and Non-Audit Fees

The following table sets forth the aggregate fees billed or expected to be billed to our Company for professional services rendered by our independent registered public accounting firm, Grant Thornton, LLP for the fiscal years ended September 30, 2022 and 2021:

	2022	2021
Audit Fees	$398,900	$—
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$398,900	$—

The following table sets forth the aggregate fees billed to our Company for professional services rendered by BDO USA, LLP, our former independent registered public accounting firm, for the fiscal years ended September 30, 2022 and 2021:

	2022	2021
Audit Fees	$210,895	$392,676
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$210,895	$392,676

Audit Fees. Consist of fees billed for professional services rendered for the audits of our financial statements, reviews of our interim financial statements included in quarterly reports, services performed in connection with regular filings with the Commission for the fiscal years ended September 30, 2022 and 2021 in connection with statutory and regulatory filings or engagements.

Policy on Pre-Approval by Audit Committee of Services Performed by Independent Registered Public Accounting Firm

Our Audit Committee pre-approves all services provided by our independent registered public accounting firms. All of the above services and fees were reviewed and approved by our Audit Committee before the respective services were rendered.

Our Audit Committee has considered the nature and amount of fees billed by Grant Thornton LLP and believes that the provision of services for activities unrelated to the audit was compatible with maintaining Grant Thornton LLP’s independence.

Vote Required for Approval

The foregoing Proposal 2 will be approved if a majority of the votes cast by stockholders in person or via proxy with respect to this matter are cast in favor of the proposal. Abstentions and broker non-votes, if any, will not be treated as votes cast and will have no impact on the proposal.

Board Recommendation

The Board unanimously recommends a vote “FOR” the ratification of Grant Thornton LLP as its independent registered public accounting firm for fiscal year 2023.

 INFORMATION CONCERNING EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Sandra Boenisch, CPA, CGA, Ms. Boenisch, age 41, is our Principal Financial Officer. She is a Chartered Professional Accountant (CPA, CGA) with over 15 years of accounting, audit and financial reporting experience in a variety of industries, both in the United States and Canada. Ms. Boenisch was an independent consultant, providing financial reporting services to a range of public companies in the United States and Canada since January 2012. From 2008 until 2012, Ms. Boenisch was employed at BDO Canada LLP (Vancouver, BC) where she was hired as a Senior Accountant and was later promoted to Manager, Audit Assurance. Ms. Boenisch specialized in managing assurance engagements for public companies in the United States and Canada. Prior to that, Ms. Boenisch worked for another public accounting firm from 2001 to 2008. As an independent consultant, Ms. Boenisch has acquired considerable experience in finance, governance, and regulatory compliance. She holds a BComm from Laurentian University.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

The Company’s compensation objectives are to offer our executive officers’ compensation and benefits that are competitive and meet our goals of attracting, retaining and motivating highly skilled, talented management, which is necessary for the Company to achieve its financial and strategic objectives and create long-term value for our stockholders.

A significant portion of the Company’s executive compensation opportunity is related to factors that directly and indirectly influence shareholder value, including long-term stock performance and operational performance. We believe the levels of compensation we provide should be competitive, reasonable and appropriate for our business needs and circumstances. The named executive officers who are the subject of this CD&A are Christopher Missling, PhD, our Chief Executive Officer, and Sandra Boenisch, our Principal Financial Officer.

Our Executive Compensation Program and Philosophy

The intent of the Company’s compensation program is to attract and retain talent, to create incentives for and to reward excellent performance. We seek to compensate our executives in a manner that is competitive, rewards performance that creates shareholder value, recognizes individual contributions, and encourages long-term value creation.

The Compensation Committee meets at least once a year to review and evaluate executive compensation and each executive officer’s performance. The Compensation Committee utilizes quantitative and qualitative factors, including the accomplishment of initiatives, attitude, and leadership and applies overall judgment to assess performance, taking into account the financial condition of the Company. Ultimately, the Compensation Committee seeks to evaluate, based on the achievement of financial and nonfinancial objectives, the variable compensation, including special awards, of executive officers of the Company and decide on the base salary and target discretionary bonus for such persons taking into account relevant benchmark data.

The Compensation Committee believes that a significant portion of each executive’s compensation opportunity should be tied to variable compensation and value creation for shareholders. The Compensation Committee believes this mix provides an appropriate balance between the financial security required to attract and retain qualified individuals, and the Compensation Committee’s goal of ensuring that executive compensation rewards performance that benefits shareholders over the long term.

Compensation Risk Oversight

In administering our compensation program, the Compensation Committee strives to achieve a balance among the elements of compensation to accomplish the objectives of the program. The Compensation Committee reviews the Company’s overall compensation program in the context of the risks that may be presented by the structure of our compensation program and the metrics used to determine compensation under that program. Based upon this review, the Compensation Committee believes that our compensation program does not create a reasonable likelihood of a material adverse effect on the Company.

Compensation Consultants

The Compensation Committee makes recommendations to the Board for all compensation for executives, including the structure and design of the compensation programs. The Compensation Committee is responsible for retaining and terminating compensation consultants and determining the terms and conditions of their engagement. During fiscal 2022, the Compensation Committee did not engage any compensation consultants.

Elements of Executive Compensation

We focus our executive compensation program on three related but distinct elements: base salary, cash bonuses and stock related compensation.

Base Salary

Base salaries take into consideration a number of factors, including the executive’s job performance, our corporate performance, and compensation practices observed in the market. In its evaluation of performance for the renewal of our Chief Executive Officer’s and Principal Financial Officer’s employment agreements, the Compensation Committee considered our corporate performance, including our increase in market capitalization over the last three years, the capital raised to fund the company and the terms of such capital, increases in shareholder value and advances in the Company’s clinical trials. In April 2022, after considering the above factors, the annualized base salary of our Chief Executive Officer was increased to $700,000 from $550,000. In April 2023, after considering the factors above, the annualized base salary of our Principal Financial Officer was increased to $264,000 Canadian dollars from $240,000 Canadian dollars.

Annual Discretionary Cash Bonuses

The Company has an annual discretionary cash bonus program. The Compensation Committee, or Board of Directors works with the Chief Executive Officer to evaluate the Company’s financial performance of the prior year, and overall financial condition of the Company to determine if discretionary bonuses are to be paid. In addition, on an annual basis, our Compensation Committee independently evaluates the performance of our Chief Executive Officer in the prior year, as well as the overall financial condition of the Company to determine if a discretionary bonus of up to 20% of base salary shall be paid to the Chief Executive Officer.

Equity Compensation

Equity compensation includes stock option grants within the terms of our 2019 Omnibus Incentive Plan and now our 2022 Omnibus Incentive Plan. Each executive officer is eligible for stock option grants that vest upon achievement of certain performance criteria, or “Performance Awards”. Such grants are intended to link executive awards with stockholder value over time. Generally, these performance criteria include milestones in connection with the successful execution and enrollment of the Company’s clinical trial programs:

●	In the amendment to our Chief Executive Officer’s Employment Agreement in April 2022, our Chief Executive Officer was promised a future grant of stock options, one-third of which shall vest on each of (i) the date of completion of ANAVEX2-73-AD-004 Phase 2b/3 trial in Alzheimer’s disease, (ii) the date of initiation of ANAVEX2-73 imaging-focused Parkinson’s disease clinical trial, and (iii) the date of initiation of ANAVEX2-73 Phase 2/3 Fragile X clinical trial.

●	In June 2022, our compensation committee granted options to our Chief Executive Officer and Principal Financial Officer, which vest in four equal tranches based on four performance milestones including accomplishing (i) topline data readout of ANAVEX2-73-RS-003 EXCELLENCE clinical trial in Rett Syndrome, (ii) completion of Clinical Study Report for ANAVEX2-73-AD-004 Phase 2b/3 trial in Alzheimer’s disease, (iii) topline data readout of ANAVEX2-73 Phase 2/3 Fragile X clinical trial and (iv) publication of ANAVEX2-73-RS-002 AVATAR clinical trial data.

Only our Board of Directors, acting in its sole discretion, or the Compensation Committee grants options or Performance Awards to our executive officers.

We view stock options as one of the more important components of our long-term, performance-based compensation philosophy.

We provide options through initial grants at or near the date of hire and subsequent periodic/annual grants. Generally, initial option grants vest over a three-year period and have an exercise price equal to the fair market value of our stock at the time of grant. Initial grant amounts are based on ranges that take into consideration an executive’s job responsibilities and competitive market data.

We grant periodic additional stock options to reflect the individual’s ongoing contributions to the long-term success and growth of the Company, to incentivize individuals to remain with the Company and to provide a long-term incentive to achieve or exceed our corporate goals. We do not have a program, plan or practice to time stock option grants to our executives in coordination with the release of material nonpublic information. We have not re-priced any of our options and do not intend to re-price or otherwise adjust outstanding options at any time in the future.

Other Compensation

Other components of compensation include employee medical benefit plans and 401(k) benefit plan contributions.

Employee Medical Benefit Plans. Our employee medical and welfare benefit plans include medical, dental, life, disability and accidental death and dismemberment insurance.

401(k) Plan. We have a defined-contribution savings plan under Section 401(k) of the Internal Revenue Code. The plan covers all United States based employees. United States based employees eligible to participate in the plan may contribute up to the current statutory limits under the Internal Revenue Service regulations. The 401(k) plan permits the Company to make additional matching contributions on behalf of contributing employees.

Compensation Committee Interlocks and Insider Participation

 No member of the Compensation Committee has ever been an officer or employee of the Company. None of the executive officers currently serves or has served on the Compensation Committee or board of directors of any other entity that has one or more executive officers serving as a member of the Board of Directors or Compensation Committee of the Company.

Insider Trading Policy

Our insider trading policy prohibits short sales and derivative transactions of our stock by our named executive officers, directors and all of our employees, including short sales of our securities, including short sales “against the box” (a sale with a delayed delivery); purchases or sales of puts, calls or other derivative securities of the Company; or other hedging or monetization transactions such as zero-cost collars and forward sale contracts, as they involve the establishment of a short position.

In addition, our insider trading policy prohibits our named executive officers, directors and all of our employees from purchasing our securities on margin, borrowing against Company securities held in a margin account, or pledging our securities as collateral for a loan.

Clawback and Forfeiture

Our equity awards provide that the Company may annul an award if the grantee incurs a separation from service for “cause” (as defined in the agreements). In such case, all awards and any amounts or benefits received or outstanding shall be subject to cancellation, recoupment, rescission, payback and other action in accordance with the terms of any applicable Company clawback policy or any applicable law, as may be in effect from time to time. In addition, in the event of a restatement of the Company’s financial statements due to material noncompliance with any financial reporting requirement under the law, whether such noncompliance is the result of misconduct or other circumstances, an employee shall be required to reimburse the Company for any amounts earned or payable with respect to an award granted under the Company’s equity plan to the extent required by law and the Company’s Clawback Policy.

Stock Ownership Guidelines

We do not have any stock ownership guidelines, ownership goals or holding requirements. If and as we succeed in achieving approval for and commercializing our product candidates, we expect that we will adapt the elements of our compensation program as appropriate and may include or substitute other elements in our compensation program. Changes in the elements of our compensation program may also reflect changes in the importance of tax or accounting treatments of a particular element of our compensation program.

Results of 2021 Say-on-Pay Advisory Vote

In 2021, our stockholders approved, in a non-binding advisory vote by 88%, the 2020 compensation paid to the Company’s named executive officers. We considered the stockholders’ vote in our review of our compensation programs and in establishing compensation for our named executive officers in 2021. We will hold another say-on-pay advisory vote in 2024.

Compensation Committee Report

The members of the Company’s Compensation Committee hereby state:

The Compensation Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis, required by Item 402(b) of Regulation S-K. Based on this review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for the 2023 Annual Meeting of Shareholders.

The foregoing report has been furnished by the Compensation Committee.

Claus van der Velden, PhD, Committee Chair
Steffen Thomas, PhD
Peter Donhauser, DO

Summary Compensation

The particulars of compensation paid to our named executive officers for the three most recently completed fiscal years:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	All other Compensation ($)(1)	Total ($)
Christopher Missling, PhD	2022	586,400	110,000	6,045,043	12,200	6,753,643
President, Chief Executive Officer,	2021	550,000	110,000	8,745,457	11,600	9,417,057
and Director	2020	550,000	55,000	1,224,648	11,400	1,841,048
Sandra Boenisch(2)	2022	174,900	—	277,603	—	452,503
Principal Financial Officer and	2021	158,300	—	724,314	—	882,614
Treasurer	2020	117,041	22,313	155,864	—	295,218

(1)	Includes employer matching of defined contribution savings plan under Section 401(k) of the Internal Revenue Code.
(2)	Compensation to Ms. Boenisch denominated in Canadian Dollars and has been translated to US dollars at an exchange rate of 0.7831 during the year ended September 30, 2022 (2021: 0.7915; 2020: 0.7438).

Employment Agreements

Christopher Missling

We and Dr. Missling entered into an employment agreement dated July 5, 2013, as amended and extended most recently by the third amendment effective April 7, 2022, whereby we currently pay Dr. Missling an annual base salary of $700,000. In addition, Dr. Missling is eligible to earn an annual cash bonus for each whole or partial calendar year of up to twenty percent of his base salary, and to participate in our employee benefit plans. We have agreed to indemnify Dr. Missling in connection with his provision of services to us.

Sandra Boenisch

We and Ms. Boenisch entered into an amended and restated employment agreement dated October 4, 2017, as amended and extended, whereby we currently pay Ms. Boenisch an annual base salary of $264,000 Canadian dollars. Ms. Boenisch is eligible for discretionary salary increases.

Equity Compensation

Grants of Plan-Based Awards

The following table sets forth the awards granted for each named executive officer during the year ended September 30, 2022 under our 2022 Omnibus Incentive Plan:

		All other option awards
Name	Grant Date	Number of securities underlying options (#)(1)	Exercise or base price of option award ($/sh)	Grant date fair value of option awards ($) (2)
Christopher Missling, PhD	June 14, 2022	500,000	$7.54	$2,575,000
	June 27, 2022	500,000	$10.09	$3,470,043
Sandra Boenisch	June 27, 2022	40,000	$10.09	$277,603

(1) Represents shares of our common stock underlying options awarded, each of which vest over time.

(2)Represents the fair value of each equity award on the date of grant, as computed in accordance with FASB ASC 718.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth for each named executive officer and director certain information concerning the outstanding equity awards as of September 30, 2022.

Option Awards
Name	Number of Securities Underlying Exercisable Options (#)	Number of Securities Underlying Unexercisable Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Christopher	500,000	—	—	1.60	July 5, 2023
Missling	73,380	—	—	1.32	May 8, 2024
	500,000	—	—	0.92	April 2, 2025
	187,500	—	—	5.04	Sept 18, 2025
	379,625	—	—	6.26	July 5, 2026
	861,429	—	—	7.06	July 18, 2026
	500,000	—	—	3.28	Sept 22, 2026
	450,000	—	—	5.92	May 12, 2027
	400,000	—	—	3.30	Dec 13, 2027
	450,000	—	—	2.30	May 15, 2028
	409,500	—	—	2.58	Oct. 1, 2028
	750,000	—	—	3.15	May 3, 2029
	550,000	—	—	2.96	January 6, 2030
	—	550,000	—	5.49	December 30, 2030
	—	500,000	—	18.11	August 2, 2031
	—	500,000	—	7.54	June 14, 2032
	—	500,000		10.09	June 27, 2032
Sandra Boenisch	30,000	—	—	3.30	Dec 13, 2027
	30,000	—	—	2.30	May 15, 2028
	27,300	—	—	2.58	Oct. 1, 2028
	35,000	—	—	2.93	June 4, 2029
	70,000	—	—	2.96	January 6, 2030
	—	50,000	—	5.49	December 30, 2030
	—	40,000	—	18.11	August 2, 2031
	—	40,000	—	10.09	June 27, 2032

Option Exercises and Stock Vested

The following table sets forth for each named executive officer awards that were exercised during the year ended September 30, 2022:

Option Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)
Christopher Missling	—	—
Sandra Boenisch	—	—

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

There was no nonqualified deferred compensation for our named executive officers in fiscal 2022.

CEO Pay Ratio Disclosure

We are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO. Based on the information for fiscal year 2022, we reasonably estimate that the ratio of our CEO’s annual total compensation to the annual total compensation of our median employee was 10.2:1. Our pay ratio estimate has been calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions summarized below.

We identified the median employee by examining the 2022 annual base salary compensation for all individuals, excluding our CEO. We excluded independent contractors retained on an as needed basis, whose compensation is determined by an unaffiliated third party, and who are therefore are not considered our employees for purposes of the pay ratio calculation.

We included all employees who were employed by us as of September 30, 2022. We selected the determination date and measurement period because they are recent periods for which employee census and compensation information are readily available. Salaries and wages were annualized for those employees who were not employed for the full year of fiscal 2022. We selected annual base salary as our compensation measure because it is readily available in our existing payroll systems, it is consistently calculated for each employee, and because it is a reasonable proxy for total compensation for purposes of determining the median employee. We did not apply any cost-of-living adjustments to the compensation of employees in jurisdictions other than the jurisdiction in which the CEO resides.

Once we identified our median employee, we calculated such employee’s annual total compensation for 2022 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in that employee’s annual total compensation of $674,500. The median employee’s annual total compensation includes base salary, bonus, 401(k) matching contributions, and the fair value of awards granted during the fiscal year ended September 30, 2022 under our 2019 Omnibus Incentive Plan and 2022 Omnibus Incentive Plan.

With respect to the CEO, we used the amount reported as total compensation in the Summary Compensation Table included in this proxy statement. Any estimates and assumptions used to calculate total annual compensation are described in footnotes to the Summary Compensation Table.

Compensation of Directors

The table below shows the compensation of our directors who were not our named executive officers for the fiscal year ended September 30, 2022:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Athanasios Skarpelos	25,000	—	382,120	—	—	—	407,120
Claus van der Velden	41,000	—	382,120	—	—	—	423,120
Steffen Thomas	25,000	—	382,120	—	—	—	407,120
Peter Donhauser	25,000	—	382,120	—	—	—	407,120
Jiong Ma	25,000	—	382,120	—	—	—	407,120

 (1) Includes stock option awards valued based on the aggregate grant date fair value of the award computed in accordance with FASB ASC Topic 718. The amounts shown in the table above do not necessarily reflect the actual value that may be realized by the non-employee director upon vesting. On September 30, 2022, the aggregate number of outstanding vested and unvested stock option awards held by each director was as follows: Mr. Skarpelos possessed options to purchase 305,500 shares, Dr. van der Velden possessed options to purchase 255,500 shares, Dr. Thomas possessed options to purchase 355,500 shares, Dr. Donhauser possessed options to purchase 255,500 shares and Dr. Ma possessed options to purchase 110,000 shares.

We currently compensate non-employee directors $25,000 per year, paid quarterly. We compensate Claus van der Velden an additional $4,000 per quarter for performing the functions of Chairman of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

We regularly grant members of the Board of Directors awards of options. Each board member is granted options initially when they join the Board of Directors, which options typically vest over a three-year period. Additionally, we grant awards on an annual basis. Annual awards of options typically vest in full on the first anniversary of grant date. In 2022, the annual grant was 50,000 options to each director vesting over three years.

In addition, directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our Board of Directors. Our Board of Directors may award further special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide retirement or similar benefits for our directors or executive officers.

Resignation, Retirement, Other Termination, or Change in Control Arrangements

Potential Payments Upon Termination

The Company is a party to employment contracts with our Chief Executive Officer and Principal Financial Officer that contain provisions for payment of severance upon termination either by the Company without cause or by the employee for good reason. General terms of these arrangements are described below.

Our CEO Employment Agreement with Dr. Missling contains provisions regarding our obligations upon his termination and upon a Change in Control. Any capitalized term not defined herein is used as defined in the CEO Employment Agreement. If Dr. Missling’s employment is terminated by us without Cause, he is entitled to receive payments by us consisting of (i) reimbursement of any unpaid business expenses to which he is entitled to reimbursement that were incurred prior to the effective date of his termination, (ii) all vested compensation and benefits to which he is entitled as of the Termination Date, (iii) a severance payment consisting of the three times the sum of (a) his annual salary in effect at the time of termination and (b) the average of the annual Bonuses payable to him for the last three completed calendar years prior to the Termination Date, (iv) all outstanding and unvested stock options and all options previously vested will become and remain exercisable for no less than three years from the Termination Date; (v) all of his unvested and outstanding restricted stock, restricted stock units or other equity awards that are unvested and outstanding as of the Termination Date shall vest and be settled within ten business days after the Termination Date, (vi) life insurance coverage until the end of the term of the CEO Employment Agreement; and (vii) continued participation in all medical, dental and hospitalization benefits plans or programs for Dr. Missling and his eligible dependents for 36 months or until he receives similar benefits at a new employer, at his sole cost. If Dr. Missling’s employment is terminated by him for Good Reason, he is entitled to receive the same as the above, however the severance payment will consist of three times his annual salary in effect at the time of termination and two times the average annual Bonuses payable to him for the last three completed calendar years prior to the Termination Date.

If Dr. Missling was terminated by the Company without cause on September 30, 2022, he would have been entitled to a severance payment of $2,375,000. If Dr. Missling terminated his employment for Good Reason on September 30, 2022, he would have been entitled to a severance payment of $2,283,300.

Our CFO Employment Agreement with Ms. Boenisch contains provisions regarding our obligations upon her termination. Any capitalized term not defined herein is used as defined in the CFO Employment Agreement. Under the CFO Employment Agreement, if Ms. Boenisch is terminated without Cause, the Company shall pay Ms. Boenisch severance compensation equal to six months base salary payable by the Company for the six-month period following the Termination. In addition, the Company must provide Ms. Boenisch thirty (30) day notice of her Termination. If the Company opts to have Ms. Boenisch cease providing services to the Company prior to the expiration of the thirty (30) day notice-period (the “Notice Period”), Ms. Boenisch shall receive the Compensation and Benefits for the full length of the Notice Period as if such period was not waived. In addition, any unvested stock options or stock awards vesting in the contract year of Termination held by Ms. Boenisch as of the Date of Termination shall immediately vest.

If Ms. Boenisch was terminated by the Company without cause on September 30, 2022, she would have been entitled to continued salary payments equal to $93,972 in total.

The following table presents accelerated vesting for certain equity awards outstanding at the time of the executive’s termination for each Named Executive Officer, if employment were terminated by either the Company without cause or by Dr. Missling for good reason on September 30, 2022:

	Vesting Upon Termination
Named Executive Officer	Unvested Stock Options (#)		Stock Option Awards Estimated Benefit ($)(1)
Dr. Christopher Missling	2,050,000		4,161,500
Sandra Boenisch	—	(2)	—

(1) Estimated benefit based on the closing stock price of $10.32 at September 30, 2022.

(2) Ms. Boenisch’s unvested stock options at September 30, 2022 all contained performance based vesting conditions, therefore such options would not automatically vest upon Termination.

Potential Payments Upon Change in Control

If the Company is subject to a Change in Control, then the CEO Employment Agreement and the CFO Employment Agreement provide that all previously granted but unvested stock options held by Dr. Missling and Ms. Boenisch shall vest.

The following table presents accelerated vesting for certain equity awards outstanding to the Named Executive Officer, if a change in control had occurred at September 30, 2022:

	Vesting Due to Change in Control
Named Executive Officer	Unvested Stock Options (#)	Stock Option Awards Estimated Benefit ($)(1)
Dr. Christopher Missling	2,050,000	4,161,500
Sandra Boenisch	130,000	250,700

(1) Estimated benefit based on the closing stock price of $10.32 at September 30, 2022.

For a complete description of these terms and conditions please refer to the CEO Employment Agreement and CFO Employment Agreement (and their amendments) filed as exhibits to the Company’s most recent Annual Report on Form 10-K.

Commitment to Corporate Responsibility

Anavex is committed to environmental, social and governance (“ESG”) issues.

Environmental Factors: As we continue to expand our operations, we consider our environmental impact, and where feasible, have taken measures to increase our sustainability efforts. Some of our efforts include remote monitoring of vendors, staff and patients, where appropriate, and engagement of local consultants or vendors to oversee projects in foreign jurisdictions. As well we are always committed to reducing waste within our supply chain, wherever possible.

Social Factors: Our mission is to discover, develop and deliver innovative therapeutics in areas of unmet medical need that improve people’s lives. We aim to accomplish our mission through the collective efforts of talented individuals who work together to advance scientific research. At Anavex, we place a premium on integrity, respect and collaboration. These values have helped us to build a growing company that offers professionally rewarding careers with the opportunity to make a meaningful contribution to people in need. We provide our employees with competitive salaries and bonuses, opportunities for equity ownership, development programs that enable continued learning and growth and a robust employment package that promotes well-being across all aspects of their lives. In addition to salaries, these programs include potential annual discretionary bonuses, stock option awards, a 401(k) plan, healthcare and insurance benefits, paid time off, family leave, and flexible work schedules, among other benefits.

Diversity and Inclusion: Anavex is an equal opportunity employer, and we are committed to building a diverse workforce. We consider all qualified applicants for employment without regard to age, race, color, sex, religion/creed, national origin, marital status, ancestry, citizenship, military, reservist or veteran status, pregnancy, sexual orientation or preference, gender identity, gender expression, physical or mental disability, genetic predisposition or carrier status, or any other category protected under applicable federal, state or local law. As of September 30, 2022, women made up approximately 37% of our workforce and visible or other minorities made up approximately 43% of our workforce across all areas of the Company including management. As of September 30, 2022, our employee pool includes several members who identify as a member of an underrepresented racial or other minority group.

Ethics and Corporate Governance: We aspire to maintain the highest ethical standards. All of our employees are required to adhere to our Code of Business Conduct and Ethics, which provides, among other things, that all of our employees, officers and directors must (i) act with integrity and observe the highest ethical standards of business conduct in his or her dealings with our customers, suppliers, partners, service providers, competitors, employees and anyone else with whom he or she has contact in the course of performing his or her job, and (ii) conduct relationships with colleagues and business relationships with competitors, suppliers and customers free of any discrimination, including based on race, color, creed, religion, age, gender, sex, sexual preference, national origin, marital status, veteran status, handicap or disability.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 27, 2023, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and our named executive officers and by our current directors and executive officers as a group. We have determined the number and percentage of shares beneficially owned by such person in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. This information does not necessarily indicate beneficial ownership for any other purpose.

Title of class	Name and address of beneficial owner	Amount and nature of beneficial ownership		Percent of class (1)
Common Stock	Christopher Missling (CEO/Director)	7,579,644	(2)	8.8%
Common Stock	Athanasios Skarpelos (Director)	1,561,958	(3)	2.0%
Common Stock	Claus van der Velden (Director)	205,500	(4)	*
Common Stock	Steffen Thomas (Director)	305,500	(5)	*
Common Stock	Peter Donhauser (Director)	207,665	(6)	*
Common Stock	Jiong Ma (Director, Chairperson)	48,332	(7)	*
Common Stock	Sandra Boenisch (Principal Financial Officer)	265,263	(8)	*
Common Stock	Directors & Executive Officers as a group (7 persons)	10,173,862		11.6%
5% Holders
Common Stock	The Vanguard Group 100 Vanguard Blvd Malvern, PA 19355	4,144,500	(9)	5.2%
Common Stock	State Street Corporation State Street Financial Center 1 Lincoln Street Boston, MA 02111	5,812,605	(9)	7.3%
Common Stock	BlackRock, Inc. 55 East 52nd Street New York, NY 10055	5,578,159	(9)	7.0%

*Less than 1%

(1)	Percentage of ownership is based on 79,607,792 shares of our common stock issued and outstanding as of March 27, 2023. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2)	Includes options to purchase 500,000 shares of our common stock at $1.60 per share, options to purchase 73,380 shares of our common stock at $1.32 per share, options to purchase 500,000 shares of our common stock at $0.92 per share, options to purchase 187,500 shares of our common stock at $5.04 per share, options to purchase 379,625 shares of our common stock at $6.26 per share, options to purchase 861,429 shares of our common stock at $7.06 per share, options to purchase 500,000 shares of our common stock at $3.28 per share, options to purchase 450,000 shares of our common stock at $5.92 per share, options to purchase 400,000 shares of our common stock at $3.30 per share, options to purchase 450,000 shares of our common stock at $2.30 per share, options to purchase 409,500 shares of our common stock at $2.58 per share, options to purchase 750,000 shares of our common stock at $3.15 per share, options to purchase 550,000 shares of our common stock at $2.96 per share, and options to purchase 550,000 shares of our common stock at $5.49 per share that are vested or are vesting within 60 days. Excludes options to purchase 500,000 shares of our common stock at $18.11, options to purchase 500,000 common shares at $7.54 per share and options to purchase 500,000 common shares at $10.09 per share that do not vest within 60 days.

(3)	Includes options to purchase 100,000 shares of our common stock at $3.28 per share, options to purchase 45,500 shares of our common stock at $2.58 per share, options to purchase 50,000 shares of our common stock at $2.96 per share, and options to purchase 35,000 shares of our common stock at $5.49 per share and options to purchase 25,000 shares of our common stock at $18.11 per share that have vested or are vesting within 60 days. Excludes options to purchase 50,000 shares of our common stock at $10.09 that do not vest within 60 days.

(4)	Includes options to purchase 50,000 shares of our common stock at $2.60 per share, options to purchase 45,500 shares of our common stock at $2.58 per share, options to purchase 50,000 shares of our common stock at $2.96 per share, options to purchase 35,000 shares of our common stock at $5.49 per share, and options to purchase 25,000 shares of our common stock at $18.11 per share that have vested or are vesting within 60 days. Excludes options to purchase 50,000 shares of our common stock at $10.09 per share that are not vesting within 60 days.

(5)	Includes options to purchase 50,000 shares of our common stock at $1.76 per share and options to purchase 100,000 shares of our common stock at $3.28 per share, options to purchase 45,500 shares of our common stock at $2.58 per share, options to purchase 50,000 shares of our common stock at $2.96 per share, options to purchase 35,000 shares of our common stock at $5.49 per share and options to purchase 25,000 shares of our common stock at $18.11 per share that have vested or are vesting within 60 days. Excludes options to purchase 50,000 shares of our common stock at $10.09 per share that are not vesting within 60 days.

(6)	Includes options to purchase 50,000 shares of our common stock at $5.39 per share, options to purchase 45,500 shares of our common stock at $2.58 per share, options to purchase 50,000 shares of our common stock at $2.96 per share, options to purchase 35,000 shares of our common stock at $5.49 per share and options ot purchase 25,000 shares of our common stock at $18.11 per share that have vested or are vesting within 60 days. Excludes options to purchase 50,000 shares of our common stock at $10.09 per share that are not vesting within 60 days.

(7)	Includes options to purchase 23,332 shares of our common stock at $13.01 and options to purchase 25,000 shares of our common stock at $18.11 per share that have vested or are vesting within 60 days. Excludes options to purchase 50,000 shares of our common stock at $10.09 per share that do not vest within 60 days.

(8)	Includes options to purchase 30,000 shares of our common stock at $3.30 per share, and options to purchase 30,000 shares of our common stock at $2.30 per share, options to purchase 27,300 shares of our common stock at $2.58 per share, options to purchase 35,000 shares of our common stock at $2.93, options to purchase 70,000 shares of our common stock at $2.96 per share and options to purchase 50,000 shares of our common stock at $5.49 per share that have vested or are vesting within 60 days. Excludes options to purchase 40,000 shares of our common stock at $18.11 per share and options to purchase 40,000 shares of our common stock at $10.09 per share that do not vest within 60 days.

(9)	Based on Schedule 13Gs as filed with the SEC on January 31, 2023 and February 9, 2023

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our officers and directors, and persons who beneficially own more than ten percent (10%) of our outstanding common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with all copies of Section 16(a) forms they file.

Based solely on our review of the forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and persons who own more than 10% of our common stock were complied with in fiscal year 2022.

FUTURE STOCKHOLDER PROPOSALS

To have a proposal intended to be presented at our 2024 annual meeting of stockholders be considered for inclusion in the proxy statement and form of proxy relating to that meeting, a stockholder must deliver written notice of such proposal in writing to the Corporate Secretary at our corporate headquarters no later than December 6, 2023 (unless the date of the 2023 annual meeting of Stockholders is not within thirty (30) days of May 23, 2024, in which case the proposal must be received no later than a reasonable period of time before we begin to print and send our proxy materials for our 2024 annual meeting). Such proposal must also comply with the requirements as to form and substance established by the Commission for such a proposal to be included in the proxy statement. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

NO DISSENTERS’ RIGHTS

Under the Nevada Revised Statutes, our holders of Common Stock are not entitled to dissenters’ rights with respect to any of the Proposals, and we will not independently provide such holders with any such right.

CODE OF ETHICS AND CONDUCT

Our Board adopted a code of business ethics and conduct (the “Code of Ethics”), applicable to all of our executives, directors and employees. The Code of Ethics is available in print to any stockholder that requests a copy. Copies may be obtained by contacting Investor Relations at our corporate headquarters. Our Code of Ethics is also available on our website at www.anavex.com/corporate-governance. We intend to make any disclosures regarding amendments to, or waivers from, the Code of Business Conduct required under Form 8-K by posting such information on our website.

TRANSACTIONS WITH RELATED PERSONS

Our Code of Business Conduct and the Audit Committee Charter, each available on our website at www.anavex.com/corporate-governance, set forth our policies and procedures for the review and approval of transactions with related persons, including transactions that would be required to be disclosed in this proxy in accordance with SEC rules.

In circumstances where one of our directors or executive officers, or a family member, has a direct or indirect material interest in a transaction with the Company, our Corporate Governance Committee must review and approve all such proposed transactions. In determining whether to approve or ratify a transaction with a related person, among the factors the Audit Committee may consider (as applicable) are: the business purpose for entering into the transaction; the size and terms of the transaction; the availability of alternative sources of comparable products or services; whether the transaction could impair the judgment of the related person in performing his or her duties; whether the transaction would be consistent with NASDAQ’s requirements for independent directors; and any other factors the Audit Committee deems relevant.

There have been no transactions, since October 1, 2020, or currently proposed transactions, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of our total assets at year end for the last two completed fiscal years, and in which any of the following persons had or will have a direct or indirect material interest.

i.	any director or executive officer of our Company;
ii.	any beneficial owner of shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock; and
iii.	any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons.

OTHER MATTERS

We know of no other matters to be submitted to the stockholders at the 2023 Meeting. If any other matters properly come before the stockholders at the meeting, the persons named in the enclosed form of proxy will vote the shares they represent in their discretion.

2023 MEETING PROXY MATERIALS RESULTS

Copies of this proxy statement and proxy materials ancillary hereto will be available on our website at www.anavex.com and at https://viewproxy.com/Anavex/2023. We intend to publish final results from the 2023 Meeting in a Current Report on Form 8-K, which will be filed with the Commission within four (4) business days from the 2023 Meeting, or as amended thereafter. You may obtain a copy of this and other reports free of charge at or the Commission at (800) 732-0330 or http://www.sec.gov.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

Only one proxy statement is being or shall be delivered to two (2) or more stockholders who share an address, unless the Company has received contrary instruction from one (1) or more of such stockholders. The Company will promptly deliver, upon written or oral request, a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the proxy statement, or if in the future you would like to receive multiple copies of information or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct the Company by writing to us at 630 Fifth Avenue, 20th Floor, New York, NY 10111 Attention: Christopher Missling, PhD or telephoning us at 844.689.3939.

ANAVEX LIFE SCIENCES CORP.

PROXY FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 23, 2023

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) of ANAVEX LIFE SCIENCES CORP., a Nevada corporation (the "Company"), hereby acknowledges receipt of the Notice of the 2023 Annual Meeting of Stockholders and Proxy Statement dated April 4, 2023 and hereby appoints Christopher Missling, PhD, with full power of substitution, as attorney- in-fact and proxy for, and in the name and place of, the undersigned, and hereby authorizes him to represent and to vote all of the shares which the undersigned is entitled to vote at the 2023 Annual Meeting of Stockholders of the Company to be held on May 23, 2023 at 10:00 am ET and at any adjournments thereof, upon the matters as set forth in the Notice of the 2023 Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged. This year's annual meeting will be held at the offices of K&L Gates LLP, 599 Lexington Avenue, New York, NY 10022.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE 2023 ANNUAL MEETING AND AT ANY ADJOURNMENTS THEREOF IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED FOR APPROVAL OF ALL PROPOSALS AS DESCRIBED IN THE PROXY AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

(Continued and to be signed on the reverse side)

▲ **PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.** ▲

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held May 23, 2023. The Proxy Statement and our 2022 Annual Report are available at: http://www.viewproxy.com/Anavex/2023

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" ALL PROPOSALS. PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE, PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK.

- ☐ 01 Christopher Missling, PhD
- ☐ 02 Claus van der Velden, PhD
- ☐ 03 Athanasios Skarpelos
- ☐ 04 Jiong Ma, PhD
- ☐ 05 Steffen Thomas, PhD
- ☐ 06 Peter Donhauser, D.O.

☐ **FOR ALL THE DIRECTOR-NOMINEES** ☐ **WITHHOLD AUTHORITY FOR DIRECTOR-NOMINEES** ☐ **FOR ALL EXCEPT (SEE INSTRUCTIONS BELOW)**

Instructions: To withhold authority to vote for any individual director-nominee(s), mark "FOR ALL EXCEPT" and check the box next to each nominee(s) you wish to withhold.

☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

DO NOT PRINT IN THIS AREA
(Shareholder Name & Address Data)

Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) ☐

Please date, sign and mail your proxy card in the envelope provided as soon as possible.
Each of the persons named as proxies herein are authorized, in such person's discretion, to vote upon such other matters as may properly come before the Annual Meeting, or any adjournments thereof.

Date ____________________

Signature ____________________

Signature ____________________
(Joint Owners)

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

CONTROL NUMBER

▲ **PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.** ▲

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone

INTERNET

Vote Your Proxy on the Internet:

Go to www.AALVote.com/AVXL

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1 (866) 804-9616

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.